SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2004

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2004, IBERIABANK Corporation (“IBKC”) and American Horizons Bancorp, Inc. (“AHB”) announced that they would combine pursuant to an Agreement and Plan of Merger (the “Agreement”) dated as of September 29, 2004. The transaction, which was approved by the boards of directors of both companies, is subject to normal regulatory approvals and the approval of AHB’s shareholders.

Pursuant to the Agreement, AHB will be acquired by IBKC and, except for dissenters’ shares, if any, each issued and outstanding share of AHB common stock will be converted into 0.3771 shares of IBKC common stock, subject to adjustment based on the market price of IBKC common stock prior to closing. In addition, a total cash payment up to $1.6 million may be made to AHB shareholders, subject to AHB’s disposition of predetermined loans prior to closing.

The Agreement and related press release are filed as Exhibits 10.1 and 99.1, respectively, to this Report and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Presentation by management regarding proposed acquisition of AHB. Exhibit 99.2 to this Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 -	Agreement and Plan of Merger, dated as of September 29, 2004, between IBKC and AHB.

Exhibit 99.1 -	Press Release dated September 29, 2004, announcing merger agreement with AHB.

Exhibit 99.2 -	Presentation Outline dated September 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: September 30, 2004	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	Agreement and Plan of Merger, dated as of September 29, 2004, between IBKC and AHB.

99.1	Press Release dated September 29, 2004, announcing merger agreement with AHB.

99.2	Presentation Outline dated September 29, 2004.